EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Patricia Welling

Vice President and Account Manager

Corporate Trust Services

U.S. Bank National Association

Mail Code CS-HDQ-5310

919 East Main Street, 10th Floor

Richmond, VA 23219

(804) 782-5170

(Name, address and telephone number of agent for service)

EXIDE TECHNOLOGIES

(Exact name of obligor as specified in its charter)

Delaware	23-0552730
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1300 Deerfield Parkway Building 200 Alpharetta, Georgia	30004
(Address of Principal Executive Offices)	(Zip Code)

10 1/2% Senior Secured Notes due 2013, Series B

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b) Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15.	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the trustee as now in effect.*

2.	A copy of the certificate of authority of the trustee to commence business.*

3.	A copy of the certificate of authority of the trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the trustee.*

5.	A copy of each Indenture referred to in Item 4.**

6.	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2006 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond, Commonwealth of Virginia on the 3rd of October, 2006.

By:	/s/ Patricia Welling
Patricia Welling Authorized Agent

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of the 10 1/2% Senior Secured Notes due 2013, Series B of Exide Technologies and the related Guarantees thereof, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: October 3, 2006

By:	/s/ Patricia Welling
Patricia Welling Authorized Agent

Exhibit 7

U.S. Bank National Association 425 WALNUT STREET CINCINNATI, OH 45202 FDIC Certificate Number: 6548 Web Address: http://www.usbank.com	FFIEC 031 Consolidated Report of Condition for June 30, 2006

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

	Dollar Amounts in Thousands
ASSETS

1.	Cash and balances due from depository institutions (from Schedule RC-A)

	a. Noninterest-bearing balances and currency and coin[1]	RCFD 0081	7,229,463

	b. Interest-bearing balances[2]	RCFD 0071	21,320

2.	Securities:

	a. Held-to-maturity securities (from Schedule RC-B, column A)	RCFD 1754	98,314

	b. Available-for-sale securities (from Schedule RC-B, column D)	RCFD 1773	38,182,065

3.	Federal funds sold and securities purchased under agreements to resell

	a. Federal funds sold in domestic offices	RCON B987	3,138,334
	b. Securities purchased under agreements to resell[3]	RCFD B989	67,900

4.	Loans and lease financing receivables (from Schedule RC-C):

	a. Loans and leases held for sale	RCFD 5369	2,581,575

	b. Loans and leases, net of unearned income	RCFD B528	137,947,507

	c. LESS: Allowance for loan and lease losses	RCFD 3123	1,885,618

	d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCFD B529	136,061,889

5.	Trading assets (from Schedule RC-D)	RCFD 3545	707,364

6.	Premises and fixed assets (including capitalized leases)	RCFD 2145	1,738,725

7.	Other real estate owned (from Schedule RC-M)	RCFD 2150	162,074

8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	RCFD 2130	98,426

9.	Not applicable

10.	Intangible assets:

	a. Goodwill	RCFD 3163	7,269,959

	b. Other intangible assets (from Schedule RC-M)	RCFD 0426	4,502,925

11.	Other assets (from Schedule RC-F)	RCFD 2160	10,693,616

12.	Total assets (sum of items 1 through 11)	RCFD 2170	212,553,949

LIABILITIES

13.	Deposits:

	a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	RCON 2200	117,337,830

	(1) Noninterest-bearing[4]	RCON 6631	31,602,577

	(2) Interest-bearing	RCON 6636	85,735,253

	b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN 2200	18,091,610

(1)	Noninterest-bearing	RCFN 6631	0

(2)	Interest-bearing	RCFN 6636	18,091,610

14.	Federal funds purchased and securities sold under agreements to repurchase

	a. Federal funds purchased in domestic offices[5]	RCON B993	2,976,736

	b. Securities sold under agreements to repurchase[6]	RCFD B995	6,713,755

15.	Trading liabilities (from Schedule RC-D)	RCFD 3548	370,755

16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCFD 3190	32,369,084

17.	Not applicable

18.	Not applicable

19.	Subordinated notes and debentures[7]	RCFD 3200	6,909,696

20.	Other liabilities (from Schedule RC-G)	RCFD 2930	6,518,843

21.	Total liabilities (sum of items 13 through 20)	RCFD 2948	191,288,309

22.	Minority interest in consolidated subsidiaries	RCFD 3000	1,033,230

EQUITY CAPITAL

23.	Perpetual preferred stock and related surplus	RCFD 3838	0

24.	Common stock	RCFD 3230	18,200

25.	Surplus (exclude all surplus related to preferred stock)	RCFD 3839	11,804,040

26.	a. Retained earnings	RCFD 3632	9,545,809

	b. Accumulated other comprehensive income[8]	RCFD B530	-1,135,639

27.	Other equity capital components[9]	RCFD A130	0

28.	Total equity capital (sum of items 23 through 27)	RCFD 3210	20,232,410

29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	RCFD 3300	212,553,949

Memorandum

To be reported with the March Report of Condition.

1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2005	RCFD 6724	Number N/A

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

2 =

Independent audit of the bank’s parent

holding company conducted in accordance

with generally accepted auditing standards

by a certified public accounting firm which

submits a report on the consolidated

holding company (but not on the bank

separately)

		5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

		6 =	Review of the bank’s financial statements by external auditors

		7 =	Compilation of the bank’s financial statements by external auditors

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm	8 =	Other audit procedures (excluding tax preparation work)

		9 =	No external audit work

[1]	Includes cash items in process of collection and unposted debits.
[2]	Includes time certificates of deposit not held for trading.
[3]	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.
[4]	Includes total demand deposits and noninterest-bearing time and savings deposits.
[5]	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
[6]	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
[7]	Includes limited-life preferred stock and related surplus.
[8]	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
[9]	Includes treasury stock and unearned Employee Stock Ownership Plan shares.